UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

MATEON THERAPEUTICS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Definitive Agreement.

Entry into Securities Purchase Agreement and Issuance of Convertible Promissory Note

On June 28, 2021, Oncotelic Therapeutics, Inc., formerly Mateon Therapeutics, Inc. (the “Company”), entered into a Securities Purchase Agreement (the "SPA") with Geneva Roth Remark Holdings, Inc. ("Geneva"), pursuant to which the Company issued to Geneva a Convertible Promissory Note (the "Geneva Note") in the amount of $103,750, on the same terms and subject to the same conditions as set forth in the Securities Purchase Agreement and Convertible Promissory Note as disclosed by the Company in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2021.

For a description of the terms and conditions of the SPA and Geneva Note, see the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2021, for which the form of the SPA and Geneva Note were attached as Exhibit 10.1 and Exhibit 10.2, respectively.

Extension of Maturity Date for J.H. Darbie Financing Notes & Issuance of Oncotelic Warrants

As previously disclosed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on July 23, 2020, and subsequently in the Current Report on Form 8-K filed with the SEC on March 26, 2021, the Company entered into subscription agreements with certain accredited investors (the “Investors”), whereby the Company issued and sold a total of 100 units (“Units”), with each Unit consisting of (i) 25,000 shares of the common stock, par value $0.01 per share (“Edgepoint Common Stock”), of EdgePoint AI, Inc., a Delaware Corporation (“EdgePoint”), a division of the Company, for a price of $1.00 per share of Edgepoint Common Stock; (ii) one convertible promissory note issued by the Company (the “Note”), convertible into up to 25,000 shares of EdgePoint Common Stock at a conversion price of $1.00 per share, or up to 138,889 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a conversion price of $0.18 per share; and (iii) 100,000 warrants, consisting of (a) 50,000 warrants to purchase an equivalent number of shares of EdgePoint Common Stock at $1.00 per share, and (b) 50,000 warrants to purchase an equivalent number of shares of Company Common Stock at $0.20 per share (“Oncotelic Warrant”)(collectively, the “JH Darbie Financing”).

On June 29, 2021, the Company and the Investors agreed to extend the maturity date of the Notes from June 30, 2021, to March 31, 2022. Additionally, the Company will issue to the Investors an aggregate of 20.0 million additional Oncotelic Warrants, and 2.0 million additional Oncotelic Warrants to J.H. Darbie & Co., Inc., as placement agent. Each Investor will be entitled to receive 200,000 additional Oncotelic Warrants for each Unit purchased. For a description of the JH Darbie Financing and the Units sold thereunder, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2020.

Item 3.02	Unregistered Sales of Equity Securities

Issuance of Convertible Promissory Note

See Item 1.01 of this Current Report on Form 8-K under the heading “Entry into Securities Purchase Agreement.”

Issuance of Oncotelic Warrants

See Item 1.01 of this Current Report on Form 8-K under the heading “Extension of Maturity Date for J.H. Darbie Financing Notes.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2021, Chulho Park, Ph. D., provided notice to the Company of his intention to resign as the Chief Technology Officer of the Company, to be effective immediately. Dr. Park’s decision to resign was due to personal health related issues, and not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Park will continue to provide services to the Company as a consultant on a part-time and as-needed basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: July 2, 2021	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer